Exhibit 10.1

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND OF ANY SECURITY ISSUED ON EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE MARCH 4, 2022.

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

SIYATA MOBILE INC.

Senior Secured
Convertible Promissory
Note due November 3, 2023

Note No. 11-3-2021-NoteL1	$7,200,000.00

Dated: November 3, 2021 (the “Issuance Date”)

For value received, SIYATA MOBILE INC., a British Columbia corporation (the “Maker” or the “Company”), hereby promises to pay to the order of Lind Global Fund II LP, a Delaware limited partnership (together with its successors and representatives, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of Seven Million Two Hundred Thousand Dollars ($7,200,000.00); provided, however, that if the Maker elects to pre-pay the entire Outstanding Principal Amount hereunder prior to the day that is the six (6) month anniversary of the issuance date (the “Advance Payment”), the principal amount shall be reduced to Seven Million Dollars $7,000,000 (in either case, any such amount, the “Principal Amount”); provided further, however, that if the Company fails to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act in accordance with Section 5.3 in the Purchase Agreement (as defined below), or any reports required to be filed by the Company after the date hereof pursuant to Canadian Securities Laws, the then Outstanding Principal Amount shall be increased by twenty percent (20%). If at any time this Note is outstanding, the Maker enters into an agreement, including, but not limited to, an agreement with GemCap Solutions, LLC, with respect to a working capital or factoring facility in which the Maker incurs Indebtedness thereunder in an aggregate principal amount not to exceed $5,000,000 and, in connection therewith, is obligated to grant a security interest in the Maker’s accounts receivable and/or inventory (the “Working Capital Facility”), the Holder will consent to its security interest being granted pursuant to the Security Documents on such accounts receivable and/or inventory being used to secure the Working Capital Facility (such accounts receivable and/or inventory being referred to as the “Joint Collateral”) to be a second lien on such Joint Collateral so long such Working Capital Facility is in place pursuant to the terms of an intercreditor agreement among the Holder, the Maker and such other Person providing the Working Capital Facility which is acceptable to the Holder and, in exchange, in either case, the Principal Amount shall be increased by Five Hundred Thousand Dollars ($500,000.00).

All payments under or pursuant to this Senior Secured Convertible Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable on October 26, 2023 (the “Maturity Date”) or at such earlier time as provided herein; provided, that the Holder, in its sole discretion, may extend the Maturity Date to any date after the original Maturity Date. In the event that the Maturity Date shall fall on Saturday or Sunday, such Maturity Date shall be the next succeeding Business Day. All calculations made pursuant to this Note shall be rounded down to three decimal places.

ARTICLE 1

1.1 Purchase Agreement. This Note has been executed and delivered pursuant to the Securities Purchase Agreement, dated as of October 26, 2021 (as the same may be amended from time to time, the “Purchase Agreement”), by and between the Maker and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

1.2 Interest. Except as set forth in Section 2.2, this Note shall not bear interest.

1.3 Principal Installment Payments. Unless the Advance Payment has been made, commencing on the day that is the six (6) month anniversary of the Issuance Date, the Maker shall pay to the Holder the Outstanding Principal Amount hereunder in monthly installments, on such date and each one (1) month anniversary thereof, (each, a “Payment Date”), of 1/18th of the Principal Amount (the “Monthly Payments”), subject to Section 3.1 (a) of this Agreement, until the Principal Amount has been paid in full prior to or on the Maturity Date or, if earlier, upon acceleration, conversion or redemption of this Note in accordance with the terms herein. The Monthly Payments shall, at the Maker’s option, be made in (i) cash (ii) Repayment Shares, or (iii) a combination of cash and Repayment Shares; provided that the number of Repayment Shares shall be determined by dividing the Principal Amount plus accrued interest (if any) being paid in Common Shares at the Repayment Share Price, subject to the Repayment Share Price Floor; provided, however, that no portion of the Principal Amount may be paid in Repayment Shares unless (A) such Repayment Shares may be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, or (B) such Repayment Shares are registered for resale under the 1933 Act, (C) the price per Common Share is at or above the Repayment Share Price Floor and (D) the Company receives Stockholder Approval as required by the Trading Market; provided, however, that the Repayment Share Price Floor shall not be applied once that the Company receives Stockholder Approval as required by the Trading Market. The Company must provide advance written notice to the Holder of whether it will elect to pay a Monthly Payment in cash, Repayment Shares or a combination thereof as follows: (i) with respect to the first Monthly Payment, at least thirty (30) days before the Payment Date, and (ii) with respect to each Monthly Payment thereafter, within three (3) Business Days of the prior Payment Date; provided, however, that if no such notice is provided within the timeframes set forth above, such Monthly Payments shall be made in Repayment Shares.

1.4 Prepayment. At any time after the Issuance Date, the Maker may repay all (but not less than all) of the Outstanding Principal Amount upon at least ten (10) days’ written notice of the Holder (the “Prepayment Notice”). If the Maker elects to prepay this Note pursuant to the provisions of this Section 1.4, the Holder shall have the right, upon written notice to the Maker (a “Prepayment Conversion Notice”) within five (5) Business Days of the Holder’s receipt of a Prepayment Notice, to convert up to twenty-five percent (25%) of the Principal Amount (the “Maximum Amount”) at the lesser of the Repayment Share Price or the Conversion Price (each as defined below), in accordance with the provisions of Article 3, specifying the Principal Amount (up to the Maximum Amount) that the Holder will convert. Upon delivery of a Prepayment Notice, the Maker irrevocably and unconditionally agrees to, within five (5) Business Days of receiving a Prepayment Conversion Notice, and if no Prepayment Conversion Notice is received, within ten (10) Business Days of delivery of a Prepayment Notice: (i) repay the Outstanding Principal Amount minus the Principal Amount set forth in the Prepayment Conversion Notice and (ii) issue the applicable Conversion Shares to the Holder in accordance with Article 3. The foregoing notwithstanding, the Maker may not deliver a Prepayment Notice with respect to any Outstanding Principal Amount that is subject to a Conversion Notice delivered by the Holder in accordance with Article 3.

1.5 Delisting from a Trading Market. If at any time the Common Shares cease to be listed on a Trading Market, (i) the Holder may deliver a demand for payment to the Company and, if such a demand is delivered, the Company shall, within ten (10) Business Days following receipt of the demand for payment from the Holder, pay all of the Outstanding Principal Amount or (ii) the Holder may, at its election, after the six-month anniversary of the Issuance Date or earlier if a Registration Statement covering the Conversion Shares has been declared effective, upon notice to the Company in accordance with Section 5.1, convert all or a portion of the Outstanding Principal Amount and the Conversion Price shall be adjusted to the lower of (A) the then-current Conversion Price and (B) eighty percent (80%) of the average of the three (3) lowest daily VWAPs during the twenty (20) Trading Days prior to delivery by the Holder of its notice of conversion pursuant to this Section 1.5.

1.6 Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be due on the next succeeding Business Day.

1.7 Transfer. This Note may be transferred or sold, subject to the provisions of Section 5.9 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

1.8 Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.9 Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

1.10 Status of Note and Security Interest. The Maker shall not, and shall not permit any of its Subsidiaries to incur, Indebtedness other than Permitted Indebtedness without the prior written consent of the Holder. So long as the Indebtedness under the Working Capital Facility continues to constitute Permitted Indebtedness, the security interest of the Holder and the obligations of the Maker under this Note relating thereto shall be junior and expressly made subject and subordinate to the security interest held by the lender under the Working Capital Facility (the “Working Capital Lender”). The payment obligations of the Maker hereunder shall be pari passu in respect of all payment obligations owing to the Working Capital Lender under the Working Capital Facility as well as any other holder of Permitted Indebtedness and shall be senior to all equity of the Maker. In addition, in the event that the Maker or any Subsidiary shall enter into any Working Capital Facility prior to the Maturity Date, the Maker, such Subsidiary, the Holder and the Working Capital Lender shall execute and deliver an intercreditor agreement among such parties, in form and substance acceptable to the Holder and such lender evidencing the priority of each party’s security interest (if any) (the “Intercreditor Agreement”), with all related legal and documentation costs to be paid by the Maker. Upon any Liquidation Event (as hereinafter defined), the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Maker, any Subsidiary or any class of capital stock of the Maker or such Subsidiary, (other than to the Working Capital Lender (if applicable) pursuant to the express terms of the Intercreditor Agreement), an amount equal to the Outstanding Principal Amount plus all accrued interest thereon (if any). For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker or any Subsidiary thereof.

1.11 Secured Note. The full amount of this Note is secured by the Collateral (as defined in the respective Security Documents) identified and described as security therefor in the Security Documents.

1.12 Taxes.

1.12.1 All payments by the Maker to the Holder hereunder will be made free and clear of and without deduction for any and all present or future taxes in respect of such payments and any deemed payments under applicable laws in respect of this Note. If any taxes are required by law to be deducted by the Maker from or in respect of any amounts payable to the Holder hereunder (i) the sum payable by the Maker will be increased as necessary so that, after making all required deductions for such Taxes (including deductions applicable to additional sums payable under this Section 1.12), the Holder will receive an amount equal to the sum it would have received if such deduction had not been made; (ii) the Maker will make such deductions; and (iii) the Maker will pay the full amount deducted to the relevant taxing authority in accordance with applicable law and if the Holder so requires, the Maker will promptly furnish to the Holder such written proof of payment.

1.12.2 If the Maker fails to pay any Taxes when due to the appropriate taxing authority or fails to increase the sum payable as prescribed in Section 1.12.1, the Maker will indemnify the Holder for any incremental taxes, interest or penalties that may become payable by the Holder as a result of any such failure. This Section 1.12 shall survive the termination of this Note and the payment of the Principal Amount and all other obligations payable herein.

1.13 Common Share Issuance Cap. Notwithstanding the provisions of this Note, in the absence of Stockholder Approval as required by the Trading Market, the Company shall not issue any Conversion Shares as provided herein if, after taking into account the Warrant Shares, such issuance of Conversion Shares would violate the issuance restrictions of the Trading Market.

ARTICLE 2

2.1 Events of Default. An “Event of Default” under this Note shall mean the occurrence of any of the events defined in the Purchase Agreement, and any of the additional events described below:

(a) any default in the payment of (i) the Principal Amount hereunder when due; or (ii) liquidated damages in respect of this Note as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) and any such default is not remedied within ten (10) Business Days from the Event of Default occurring by the Company’s failure to comply with this Section 2.1(a);

(b) the Maker or any Subsidiary shall fail to observe or perform any other covenant, condition or agreement contained in this Note or any Transaction Document;

(c) the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.6(a) hereof) or its intention not to comply with proper requests for conversion of this Note into Common Shares;

(d) the Maker shall fail to (i) timely deliver the Common Shares as and when required in Section 3.2; or (ii) make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement or the other Transaction Documents;

(e) default shall be made in the performance or observance of any material covenant, condition or agreement contained in the Purchase Agreement or any other Transaction Document that is not covered by any other provisions of this Section 2.1;

(f) at any time the Maker shall fail to have a sufficient number of Common Shares authorized, reserved and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note or upon exercise of the Warrant;

(g) any representation or warranty made by the Maker or any of its Subsidiaries herein or in the Purchase Agreement, the Warrant or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

(h) unless otherwise approved in writing in advance by the Holder, the Maker shall, or shall announce an intention to pursue or consummate a Change of Control under subsection (c) or (d) pursuant to that definition contained in the Purchase Agreement shall be consummated, or the Maker shall enter into any agreement, understanding or arrangement with respect to any Change of Control;

(i) the Maker or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $500,000 that will permit the holder or holders of such Indebtedness to become due prior to its stated maturity or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity and any such default is not remedied within ten (10) Business Days from the Event of Default occurring by the Company’s failure to comply with this Section 2.1(i);

(j) the Maker or any of its Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(k) a proceeding or case shall be commenced in respect of the Maker or any of its Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) days or any order for relief shall be entered in an involuntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) days;

(l) one or more final judgments or orders for the payment of money aggregating in excess of $250,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Subsidiaries;

(m) the failure of the Maker to instruct its transfer agent to remove any legends from Common Shares and issue such unlegended certificates to the Holder within two (2) Trading Days of the Holder’s request so long as the Holder has provided reasonable assurances to the Maker that such Common Shares can be sold pursuant to Rule 144 or any other applicable exemption;

(n) the Maker’s Common Shares are no longer publicly traded or cease to be listed on the Trading Market or, after the six month anniversary of the Issuance Date, any Investor Shares may not be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, unless such Investor Shares have been registered for resale under the 1933 Act and may be sold without restriction;

(o) the Company ceases to be a “reporting issuer” under any Canadian Securities Laws, or applies to do so, in either case without the prior written consent of the Holder;

(p) there shall be any SEC, Canadian Securities Administrator or judicial stop trade order or trading suspension stop-order or management cease trade order or any restriction in place with the transfer agent for the Common Shares restricting the trading of such Common Shares;

(q) the Depository Trust Company places any restrictions on transactions in the Common Shares or the Common Shares are no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program;

(r) the Company’s Market Capitalization is below $20 million for ten (10) consecutive days; or

(s) the occurrence of a Material Adverse Effect in respect of the Maker, or the Maker and its Subsidiaries taken as a whole and any such occurrence is not remedied within ten (10) Business Days from the Event of Default occurring by the Company’s failure to comply with this Section 2.1(s).

2.2 Remedies Upon an Event of Default.

(a) Upon the occurrence of any Event of Default, interest will be payable on the Note at a rate of 15% per annum (“Interest Upon Default Amount”) which interest will accrue from the first date of the Event of Default on the Outstanding Principal Amount, for as long as the Event of Default will not have been remedied. The Maker must pay this amount of interest on the Outstanding Principal Amount to the Investor on a monthly basis in arrears on the last day of each calendar month following Event of Default.

(b) Upon the occurrence of any Event of Default, the Maker shall, as promptly as possible but in any event within one (1) Business Day of such Event of Default, notify the Holder of the occurrence of such Event of Default, describing the event or factual situation giving rise to the Event of Default and specifying the relevant subsection or subsections of Section 2.1 hereof under which such Event of Default has occurred.

(c) Upon the occurrence and during the continuance of an Event of Default, the Holder may at any time at its option (1) declare the Interest Upon Default Amount has commenced, without presentment, demand, protest or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker and (2) exercise all other rights and remedies available to it under the Transaction Documents; provided, however, that upon the occurrence of an Event of Default described above, the Holder, in its sole and absolute discretion, may: (a) from time-to-time demand that all or a portion of the Outstanding Principal Amount be converted into Common Shares at the lower of (i) the then-current Conversion Price and (ii) eighty percent (80%) of the average of the three (3) lowest daily VWAPs during the twenty (20) Trading Days prior to the delivery by the Holder of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the other Transaction Documents or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE 3

3.1 Conversion.

(a) Conversion. At any time following the date that is the earlier of (i) the date that is the six (6) month anniversary of the Issuance Date or (ii) the date of effectiveness of a Registration Statement covering the applicable Conversion Shares (as set forth in the Purchase Agreement), this Note shall be convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable Common Shares as is determined by dividing (x) that portion of the Outstanding Principal Amount that the Holder elects to convert (the “Conversion Amount”) by (y) the Conversion Price then in effect on the date on which the Holder delivers a notice of conversion, in substantially the form attached hereto as Exhibit B (the “Conversion Notice”), in accordance with Section 5.1, to the Maker. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the date of such conversion (each, a “Conversion Date”). Any amounts of the Outstanding Principal Amount converted hereunder shall be credited to the next scheduled Monthly Payment, or if any amount of the Outstanding Principal Amount converted hereunder exceeds the next scheduled Monthly Payment, future Monthly Payments shall be credited, as applicable.

(b) Conversion Price. The “Conversion Price” means $10.00, and shall be subject to adjustment as provided herein.

3.2 Delivery of Conversion Shares. As soon as practicable after any conversion in accordance with this Note and in any event within two (2) Trading Days thereafter (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates evidencing the number of fully paid and non-assessable Common Shares to which the Holder shall be entitled on such conversion (the “Conversion Shares”), in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends (except for any such legends as may be required under the 1933 Act) or, during the Canadian Lock-Up Period, any legends required under Canadian Securities Laws). After the Canadian Lock-Up Period, in lieu of delivering physical certificates for the Common Shares issuable upon any conversion of this Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program or a similar program, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such Common Shares issuable upon conversion of this Note to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply) as instructed by the Holder (or its designee).

3.3 Ownership Cap. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares representing Equity Interests upon conversion of this Note to the extent (but only to the extent) that such exercise or receipt would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage (as defined below) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the conversion of this Note prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the 1934 Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following conversion of this Note is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof. To the extent limitations contained in this Section 3.3 apply, the determination of whether this Note is convertible and of which portion of this Note is convertible shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion shall be deemed to constitute the Holder’s determination that the issuance of the full number of Conversion Shares requested in the notice of conversion is permitted hereunder, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3.3, (i) the term “Maximum Percentage” shall mean 4.99%; provided, that if at any time after the date hereof the Holder Group beneficially owns in excess of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act, then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of such class of Equity Interests); and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the 1934 Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, as the case may be, (y) a more recent public announcement by the Company or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding. The provisions of this Section 3.3 shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

3.4 Adjustment of Conversion Price.

(a) Until the Note has been paid in full or converted in full, the Conversion Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.4(a)(i) hereof):

(i) Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) effect a split of the outstanding Common Shares, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date), combine the outstanding Common Shares, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 3.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in Common Shares, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in other than Common Shares, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder of this Note shall receive upon conversions thereof, in addition to the number of Common Shares receivable thereon, the number of securities of the Maker or other issuer (as applicable) or other property that it would have received had this Note been converted into Common Shares in full (without regard to any conversion limitations herein) on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 3.4(a)(iii) with respect to the rights of the holders of this Note; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Shares at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) shall be changed to the same or different number of shares or other securities of any class or classes of stock or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.4(a)(i), (ii) and (iii) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.4(a)(v) hereof), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of Common Shares into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Issuance of Additional Common Shares. In the event the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) issue or sell any additional Common Shares (“Additional Common Shares”), other than (A) as provided in this Note (including the foregoing subsections (i) through (iv) of this Section 3.4(a)), pursuant to any Equity Plan (including pursuant to Common Share Equivalents granted or issued under any Equity Plan), (B) pursuant to Common Share Equivalents (as defined below) granted or issued prior to the Closing Date, (C) Exempted Securities, or (D) pursuant to the terms of this Note, in any case, at an effective price per share that is less than the Conversion Price then in effect or without consideration, then the Conversion Price upon each such issuance shall be reduced to a price equal to the consideration per share paid for such Additional Common Shares. For purposes of clarification, the amount of consideration received for such Additional Common Shares shall not include the value of any additional securities or other rights received in connection with such issuance of Additional Common Shares (i.e. warrants, rights of first refusal or other similar rights).

(vi) Issuance, Amendment or Adjustment of Common Share Equivalents. Except for Exempted Securities, if (x) the Maker, at any time after the Closing Date (but whether before or after the Issuance Date), shall issue any securities convertible into or exercisable or exchangeable for, directly or indirectly, Common Shares (“Convertible Securities”), or any rights or warrants or options to purchase any such Common Shares or Convertible Securities, other than Common Share Equivalents granted or issued under any Equity Plan (collectively with the Convertible Securities, the “Common Share Equivalents”) and the price per share for which Common Shares may be issuable pursuant to any such Common Share Equivalent shall be less than the applicable Conversion Price then in effect, or (y) the price per share for which Common Shares may be issuable under any Common Share Equivalents is amended or adjusted, pursuant to the terms of such Common Share Equivalents or otherwise, and such price as so amended or adjusted shall be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then, in each such case (x) or (y), the applicable Conversion Price upon each such issuance or amendment or adjustment shall be adjusted as provided in subsection (vi) of this Section 3.4(a) as if the maximum number of Common Shares issuable upon conversion, exercise or exchange of such Common Share Equivalents had been issued on the date of such issuance or amendment or adjustment.

(vii) Consideration for Stock. In case any Common Shares or any Common Share Equivalents shall be issued or sold:

(1) in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding Common Shares of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker and approved by the Holder, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such Common Shares, Convertible Securities, rights or warrants or options, as the case may be; or

(2) in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding Common Shares of the Maker shall be changed into or exchanged for the stock or other securities of another corporation or other property, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities or other property of any corporation, the Maker shall be deemed to have issued Common Shares, at a price per share equal to the valuation of the Maker’s Common Shares based on the actual exchange ratio on which the transaction was predicated, as applicable, and the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of Common Shares issuable upon conversion of the Note, the determination of the applicable Conversion Price or the number of Common Shares issuable upon conversion of the Note immediately prior to such merger, consolidation or sale shall be made after giving effect to such adjustment of the number of Common Shares issuable upon conversion of the Note. In the event Common Shares are issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 3.4(a)(vii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Maker, and approved by the Holder.

(viii) Record Date. In case the Maker shall take record of the holders of its Common Shares for the purpose of entitling them to subscribe for or purchase Common Shares or Convertible Securities, then the date of the issue or sale of the Common Shares shall be deemed to be such record date.

(b) No Impairment. The Maker shall not, by amendment of its notice of articles or articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event the Holder shall elect to convert this Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of this Note shall have issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one hundred fifty percent (150%) of the Principal Amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

(c) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of Common Shares issuable upon conversion of this Note pursuant to this Section 3.4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of Common Shares and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(d) Taxes. The Maker shall pay any and all taxes, including any Canadian or U.S. federal, provincial, state or local tax obligations relating to the rights of payment and conversion set out herein, including any obligation of the Maker to withhold and remit to any taxing authority any portion of the monies payable or deemed to have been paid to the Holder under this Section 3.4(d) hereunder; provided, however, that the Maker shall not be obligated to pay any taxes that are stamp or property in nature, or additional withholding taxes applicable on any transfer to third parties resulting from any transfer requested by the Holder in connection with any such conversion.

(e) Fractional Shares. No fractional Common Shares shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal such fractional shares multiplied by the Conversion Price then in effect.

(f) Reservation of Common Shares. The Maker shall at all times while this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Shares, such number of Common Shares as shall from time to time be sufficient to effect the conversion of this Note (disregarding for this purpose any and all limitations of any kind on such conversion). The Maker shall, from time to time, increase the authorized number of Common Shares or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.4(f).

(g) Regulatory Compliance. If any Common Shares to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

(h) Effect of Events Prior to the Issuance Date. If the Issuance Date of this Note is after the Closing Date, then, if the Conversion Price or any other right of the Holder of this Note would have been adjusted or modified by operation of any provision of this Note had this Note been issued on the Closing Date, such adjustment or modification shall be deemed to apply to this Note as of the Issuance Date as if this Note had been issued on the Closing Date.

3.5 Prepayment Following a Change of Control.

(a) Mechanics of Prepayment at Option of Holder in Connection with a Change of Control. No sooner than fifteen (15) days prior to entry into an agreement for a Change of Control under subsection (c) and (d) of that definition contained in the Purchase Agreement, nor later than ten (10) days prior to the consummation of such Change of Control, but not prior to the public announcement of such Change of Control, the Maker shall deliver written notice (“Notice of Change of Control”) to the Holder. At any time after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least ten (10) days prior to a Change of Control, at any time within ten (10) days prior to a Change of Control), the Holder may require the Maker to prepay, effective immediately prior to the consummation of such Change of Control, an amount equal to 105% of the Outstanding Principal Amount (the “COC Repayment Price”), by delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Maker.

(b) Payment of COC Repayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Maker shall deliver the COC Repayment Price to the Holder immediately prior to the consummation of the Change of Control; provided that the Holder’s original Note shall have been so delivered to the Maker.

3.6 Inability to Fully Convert.

(a) Holder’s Option if Maker Cannot Fully Convert. If, upon the Maker’s receipt of a Conversion Notice or as otherwise required, under this Note, including with respect to repayment of principal in Common Shares as permitted under this Note, the Maker cannot issue Common Shares for any reason, including, without limitation, because the Maker (x) does not have a sufficient number of Common Shares authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Shares which is to be issued to the Holder pursuant to this Note, then the Maker shall issue as many Common Shares as it is able to issue and, with respect to the unconverted portion of this Note or with respect to any Common Shares not timely issued in accordance with this Note, the Holder, solely at Holder’s option, can elect to:

(i) require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Shares or for which Common Shares were not timely issued (the “Mandatory Prepayment”) at a price equal to the number of Common Shares that the Maker is unable to issue multiplied by the VWAP on the date of the Conversion Notice (the “Mandatory Prepayment Price”);

(ii) void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice); or

(iii) defer issuance of the applicable Conversion Shares until such time as the Maker can legally issue such shares; provided, that the Principal Amount underlying such Conversion Shares shall remain outstanding until the delivery of such Conversion Shares; provided, further, that if the Holder elects to defer the issuance of the Conversion Shares, it may exercise its rights under either clause (i) or (ii) above at any time prior to the issuance of the Conversion Shares upon two (2) Business Days’ notice to the Maker.

(b) Mechanics of Fulfilling Holder’s Election. The Maker shall immediately send to the Holder, upon receipt of a Conversion Notice from the Holder, which cannot be fully satisfied as described in Section 3.6(a) above, a notice of the Maker’s inability to fully satisfy the Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Maker is unable to fully satisfy the Holder’s Conversion Notice; and (ii) the amount of this Note which cannot be converted. The Holder shall notify the Maker of its election pursuant to Section 3.6(a) above by delivering written notice to the Maker (“Notice in Response to Inability to Convert”).

(c) Payment of Mandatory Prepayment Price. If the Holder shall elect to have its Note prepaid pursuant to Section 3.6(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within five (5) Business Days of the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert; provided that prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all Conversion Shares issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on the date that is one (1) Business Day following the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert, in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid and (ii) receive back such Note.

(d) No Rights as Stockholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Maker or of any other matter, or any other rights as a stockholder of the Maker.

ARTICLE 4

4.1 Covenants. For so long as any Note is outstanding, without the prior written consent of the Holder:

(a) Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

(b) Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(c) Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(d) Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not become subject to, or required to be registered under, the Investment Company Act of 1940, as amended.

(e) Sale of Collateral; Liens. From the date hereof until the full release of the security interest in the Collateral, (i) the Maker and its Subsidiaries shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than sales of inventory in the ordinary course of business consistent with past practices; and (ii) the Maker and its Subsidiaries shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any lien, security interest or other encumbrance on the Collateral (except for the pledge, assignment and security interest created under the Security Documents, the Working Capital Facility and Liens permitted by the Security Documents).

(f) Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transactions until thirty (30) days after such time as this Note has been converted into Conversion Shares or repaid in full.

(g) Repayment of This Note. If the Company or any Subsidiary issues any Indebtedness other than the Permitted Indebtedness, after obtaining the written consent of the Holder pursuant to Section 1.10 of this Note, including any subordinated Indebtedness or convertible debt (other than the Note), other than Exempted Securities, then unless otherwise waived in writing by and at the discretion of the Holder, the Company will immediately utilize the proceeds of such issuance (or cause such Subsidiary to immediately utilize the proceeds of such issuance) to repay the Note. If the Company issues any Equity Interests for aggregate proceeds to the Company of greater than $10,000,000, excluding offering costs or other expenses, unless otherwise waived in writing by and at the discretion of the Holder, the Company will direct 20% of such proceeds from such issuance to repay this Note, which repayment shall be without premium or penalty.

(h) Working Capital Facility. If the Maker enters into a Working Capital Facility, such Working Capital Facility shall not exceed Three Million U.S. Dollars ($3,000,000) in value prior to the date of effectiveness of a Registration Statement covering the applicable Conversion Shares. Following the date of effectiveness of a Registration Statement covering the applicable Conversion Shares, such limit shall be increased to Five Million U.S. Dollars ($5,000,000).

4.2 Set-Off. This Note shall be subject to the set-off provisions set forth in the Purchase Agreement.

ARTICLE 5

5.1 Intercreditor Agreement. [Reserved.]

5.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth in the Purchase Agreement.

5.3 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

5.4 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

5.5 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

5.6 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

5.7 Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein.

5.8 Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.9 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note in violation of securities laws. This Note and any note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

During the Canadian Lock-Up Period, this Note and any note issued in substitution or replacement therefor, and any Conversion Shares issued on exercise of this Note or any note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND OF ANY SECURITY ISSUED ON EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 28, 2022.

5.10 Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Holder irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

5.11 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

5.12 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

5.13 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

5.14 Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a) “Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all capital lease obligations that exceed $150,000 in the aggregate in any fiscal year; (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker or any Subsidiary, irrespective of whether such obligation or liability is assumed; (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $150,000 in the aggregate in any fiscal year; (f) all synthetic leases; and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person.

(b) “Market Capitalization” means, as of any date of determination, the product of (a) the number of issued and outstanding Common Shares as of such date (exclusive of any Common Shares issuable upon the exercise of options or warrants or conversion of any convertible securities), multiplied by (b) the closing price of the Common Shares on the Trading Market on the date of determination.

(c) “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any conversions or prepayments pursuant to the terms hereof.

(d) “Repayment Shares” means Common Shares issued to the Holder by the Maker as payment for accrued interest and/or the Principal Amount, pursuant to Section 1.3 of this Note.

(e) “Repayment Share Price” means ninety percent (90%) of the average of the five (5) lowest daily VWAPs during the twenty (20) Trading Days prior to the issuance of the Repayment Shares, subject to the Repayment Share Price Floor.

(f)   “Repayment Share Price Floor” means $2.00 per Common Share and shall only be applied in the event that the Company does not receive Shareholder Approval as required by the Trading Market.

(g) “Trading Day” means a day on which the Common Shares are traded on a Trading Market.

(h) “VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of one Common Share trading in the ordinary course of business on the applicable Trading Price for such date (or the nearest preceding date) on such Trading Market as reported by Bloomberg Financial L.P.; (b) if the Common Shares are not then listed on a Trading Market and if the Common Shares are traded in the over-the-counter market, as reported by the OTCQX or OTCQB markets, the volume weighted average price of one Common Share for such date (or the nearest preceding date) on the OTCQX or OTCQB markets, as reported by Bloomberg Financial L.P.; (c) if the Common Shares are not then listed or quoted on a Trading Market or on the OTCQX or OTCBQ markets and if prices for the Common Shares are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one Common Share so reported, as reported by Bloomberg Financial L.P.; or (d) in all other cases, the fair market value of one Common Share as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

SIYATA MOBILE INC.

By:	/s/
Name:	Marc Seelenfreund
Title:	Chief Executive Officer

EXHIBIT B

FORM OF CONVERSION NOTICE

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of the above Note No. ___ into Common Shares of Siyata Mobile Inc. (the “Maker”) according to the conditions hereof, as of the date written below.

Date of Conversion:

Conversion Price:

Number of Common Shares beneficially owned or deemed beneficially owned by the Holder on the Conversion Date:

[HOLDER]

By:
Name:
Title:
Address: